CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference, into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 86 to the Registration Statement on Form N-1A of Fidelity Municipal Trust: Spartan Aggressive Municipal Fund, Spartan Insured Municipal Income Fund, Spartan Michigan Municipal Income Fund, Spartan Minnesota Municipal Income Fund, Spartan Ohio Municipal Income Fund, and Spartan Pennsylvania Municipal Income Fund of our report dated February 6, 1998 on the financial statements and financial highlights included in the December 31, 1997 Annual Report to Shareholders of Spartan Minnesota Municipal Income Fund, of our reports dated February 9, 1998 on the financial statements and financial highlights included in the December 31, 1997 Annual Reports to Shareholders of Spartan Michigan Municipal Income Fund, Spartan Ohio Municipal Income Fund, and Spartan Pennsylvania Municipal Income Fund, and of our reports dated February 12, 1998 on the financial statements and financial highlights included in the December 31, 1997 Annual Reports to Shareholders of Spartan Aggressive Municipal Fund and Spartan Insured Municipal Income Fund.
We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Auditor" in the Statements of Additional Information.
/s/COOPERS & LYBRAND L.L.P.
COOPERS & LYBRAND L.L.P.
Boston, Massachusetts
February 20, 1998